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                                                                EXHIBIT 10.3(27)


                             A. H. BELO CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          1. Purpose. The purpose of the Supplemental Executive Retirement Plan is to provide certain executive employees of A. H. Belo Corporation and its subsidiaries with a targeted level of retirement income upon retirement or other termination of employment.

          2. Definitions. The following definitions are used throughout the Plan.

                 (a) "Board of Directors" means the Board of Directors of the Company.

                 (b) "Cause" means any intentional act of fraud, embezzlement, or theft committed by a Participant in the course of the Participant's employment by the Company or any subsidiary of the Company or any intentional misconduct engaged in by the Participant which is materially injurious to the business, reputation or property of the Company or any subsidiary of the Company.

                 (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                 (d) "Committee" means the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Plan.

                 (e) "Company" means A. H. Belo Corporation, a Delaware corporation. The term "subsidiary of the Company" means any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by the Company.

                 (f)      "Effective Date" means January 1, 1992.

                 (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (h) "Final Monthly Compensation" means the final monthly compensation of a Participant as determined under the provisions of the Pension Plan but without regard to the limitation on compensation under Section 401(a)(17) of the Code.

                 (i) "Participant" means an employee who is eligible to receive benefits under the Plan. The term "Participant" will
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include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

                 (j) "Pension Plan" means the G. B. Dealey Retirement Pension Plan, as amended from time to time, which is a defined benefit pension plan that is sponsored by the Company and is intended to qualify under Section 401(a) of the Code.

                 (k) "Plan" means the A. H. Belo Corporation Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

                 (l)      "Plan Year" means the calendar year.

                 (m) "Senior Executive Officer" means any employee of the Company or any subsidiary of the Company who is (i) a member of the Management Committee of the Company, (ii) the Senior Vice President and Chief Financial Officer of the Company, (iii) the Senior Vice President and General Counsel of the Company, or (iv) any other Corporate Senior Vice President.

                 (n) "Supplemental Retirement Benefit" means the benefit described in Section 4.

          3. Eligibility. Each employee of the Company or any subsidiary of the Company who, at any time on or after the Effective Date, is a Senior Executive Officer will be a Participant in the Plan, unless such employee has waived the right to participation in or benefits under the Plan in any employment, consulting or other agreement to which the Company or any subsidiary of the Company is a party. In addition, any other key executive employee of the Company or any subsidiary of the Company who is designated by the Committee as eligible to participate in the Plan will be a Participant.

          4. Supplemental Retirement Benefit. (a) As soon as practicable after an employee becomes a Participant, the Committee will determine the amount of the Participant's projected annual Final Monthly Compensation on the assumption that the Participant will remain employed by the Company or a subsidiary of the Company through the last day of the month in which the Participant attains age 65.

                 (b) The Committee will also determine the aggregate projected annual employer-provided retirement benefit to be paid to the Participant from the Pension Plan, the Company's Employee Savings and Investment Plan and the Company's Management Security Plan, all payable as a straight life annuity, on the assumption that the Participant will remain employed by the Company or a subsidiary of the Company through the last day of the month in which the Participant attains age 65.





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                 (c)      The targeted benefit under the Plan for each
Participant who is a Senior Executive Officer will be equal to 60%, and the targeted benefit under the Plan for each other Participant will be equal to 55%, of the amount (if any) by which the projected amount determined under
Section 4(a) for the Participant exceeds the projected amount determined under
Section 4(b) for the Participant, multiplied by a fraction (not to exceed one), the numerator of which is the number of years of vesting service that the Participant will have earned under the Pension Plan if the Participant remains continuously employed by the Company or a subsidiary of the Company until reaching age 65 and the denominator of which is 15. The targeted benefit will be calculated as a straight life annuity. The Committee will then determine the amount the Company would be required to contribute each Plan Year on behalf of a Participant in order to fully fund the Participant's targeted benefit under the Plan as of the last day of the month in which the Participant attains age 65. The Committee will periodically review the projections determined under Sections 4(a) and (b) and in its discretion may make any changes to the Company's contributions on behalf of a Participant that are consistent with any change it makes to such projections.

                 (d) The Company will establish on its books an account for each Participant and will credit annually to each Participant's account the amount of the contribution required to fund the Participant's targeted benefit, plus earnings on such contributions in an amount equal to the earnings factor specified by the Committee. Notwithstanding the foregoing, if the Company with the concurrence of the Committee either invests Company funds in investments that are designated for the purpose of providing a Participant's Supplemental Retirement Benefit or establishes a trust described in Section 9(c) for the purpose of providing Supplemental Retirement Benefits, the actual earnings of such Company or trust fund investments will be credited to the Participant's account instead of the earnings produced by the Committee's earnings factor, even though such actual earnings may be greater or lesser than the earnings that would be credited using the earnings factor specified by the Committee.

                 (e) Annual contributions will be credited to the Participant's account as of a date selected by the Company (but not later than 90 days after the end of the Plan Year for which the contribution is to be credited) beginning with the Plan Year in which the Participant first becomes eligible to participate in the Plan and ending with the Plan Year in which the Participant attains age 65, retires or otherwise terminates employment, whichever occurs first. For purposes of the foregoing sentence, a Participant who becomes eligible for benefits under any long term disability plan maintained by the Company or any subsidiary of the Company will be regarded as having terminated employment nine months after the onset of the disability that entitles the





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Participant to benefits.  If a Participant first becomes eligible to participate on a date other than the first day of the Plan Year or attains age 65, retires or otherwise terminates employment on a date other than the last day of the Plan Year, contributions to be credited for such Plan Year will be prorated in the manner specified by the Committee. Earnings will continue to be credited to a Participant's account until the Participant's Supplemental Retirement Benefit is paid, even though Company contributions cease to be credited as of an earlier date.

                 (f)      Notwithstanding the targeted benefit set forth in
Section 4(c), each Participant's actual Supplemental Retirement Benefit as of any time will be the balance of the Participant's account described in Section 4(d).

                 (g) In determining the amount of a Participant's targeted benefit under the Plan, the Committee will adopt, with the advice of actuaries or such other consultants as it may select, such assumptions as in its sole discretion it determines to be necessary, desirable or appropriate as to interest rates, mortality, rates of inflation, increases in Participant compensation, rates of Participant and Company matching contributions to any retirement plan requiring such contributions and any other matter that the Committee deems relevant in making the calculations required under the Plan. The Committee may revise any such assumptions from time to time to the extent that the Committee deems necessary, desirable or appropriate, and any such revised assumptions will be taken into account in determining the amount of future Company contributions required to provide a Participant's Supplement Retirement Benefit. The Committee's determinations made under Section 4 will be binding and conclusive on the Company and on each Participant.

          5. Vesting. Subject to the rights of general creditors as set forth in Section 9 and the right of the Company to discontinue the Plan as provided in Section 12, a Participant will be vested in his Supplemental Retirement Benefit to the same extent that he has a vested interest in his employer-provided benefit under the Pension Plan, unless the Participant's employment with the Company or any subsidiary of the Company is terminated for Cause. If a Participant is terminated for Cause, the Participant's Supplemental Retirement Benefit will be forfeited and the Participant will not be entitled to any benefit under the Plan. In addition, a Participant will be fully vested in his Supplemental Retirement Benefit if he becomes eligible for benefits under any long term disability plan maintained by the Company or any subsidiary of the Company.

          6. Commencement of Benefits. Payment of a Participant's vested interest in his Supplemental Retirement Benefit will be made or will begin on the first day of the month following the





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later of the month in which the Participant retires or otherwise terminates employment or the month in which the Participant attains age 60. A Participant who retires or otherwise terminates employment before reaching age 60 may elect to receive his Supplemental Retirement Benefit as of the first day of any month following his retirement or termination of employment (but not earlier than the first day of the month following attainment of age 55), provided such election is made, at least six months prior to the date the Supplemental Retirement Benefit is scheduled to be paid, in accordance with procedures established by the Committee.

          7. Form of Benefits. (a) A Participant's Supplemental Retirement Benefit will be paid in a single lump sum payment, unless the Participant elects, at least six months prior to the date his Supplemental Retirement Benefit is scheduled to be paid under Section 6, in accordance with procedures established by the Committee to receive his Supplemental Retirement Benefit in one of the following optional forms, each of which will be actuarially equivalent to the Participant's account balance as of the date of benefit commencement: (i) a joint and survivor annuity that pays monthly benefits for the life of the Participant and on the death of the Participant pays 50% of such monthly benefit to the spouse to whom the Participant was married when annuity payments began, if such spouse survives the Participant, for the life of such spouse; (ii) a single life annuity that pays monthly benefits for the life of the Participant and pays no further benefits following the Participant's death; or (iii) an annuity that pays monthly benefits for the life of the Participant and in the event that the Participant dies before 120 monthly benefit payments have been made, continues to pay monthly payments in the same amount to the beneficiary designated by the Participant before benefit payments began, until a total of 120 monthly payments have been made to the Participant and the Participant's beneficiary.

                 (b) Any annuity elected by a Participant or by a beneficiary pursuant to Section 8 will be paid from the Participant's account established under Section 4, and the Company will not purchase any form of annuity contract from an insurance company or other third party. In the event the balance of the Participant's account is insufficient to continue the monthly payments being made under the form of annuity elected by the Participant or beneficiary (because the individual receiving the payments outlives the life expectancy used in determining the amount of the monthly payments or because of any other reason), the Company will credit such additional amounts to the Participant's account as may be necessary to provide to the Participant or beneficiary the remaining payments due under the annuity.





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                 (c)      A Participant or beneficiary who is receiving monthly
annuity payments may elect at any time to receive in a single lump sum payment an amount equal to 90% of the actuarially equivalent value of the unpaid portion of the annuity.

                 (d) In determining the actuarial equivalence of forms of benefit under Section 7, the Committee will use the actuarial assumptions and other factors that are used from time to time under the Pension Plan to determine actuarially equivalent forms of pension benefits.

          8. Death Benefits. (a) Upon the death of a Participant who is receiving a Supplemental Retirement Benefit, the Supplemental Retirement Benefit will continue to be paid (if at all) in accordance with the form of payment elected by the Participant under Section 7.

                 (b) If a Participant who is entitled to receive a Supplemental Retirement Benefit dies before payment of such benefit begins, the Supplemental Retirement Benefit will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant's spouse) in accordance with procedures established by the Committee or, in the event the Participant has not designated any beneficiary, to the Participant's surviving spouse, if any, and if none, to the Participant's estate. The death benefit payable pursuant to this subsection
(b) will be paid on the first day of the month following the later of the month in which the Participant dies or the month in which the Participant would have attained age 60. If the Participant dies before reaching age 60, the beneficiary may elect to receive the benefit as of the first day of any month following the month in which the Participant died (but not earlier than the first day of the month following the date the Participant would have attained age 55). Such election must be made, at least six months prior to the date the death benefit is scheduled to be paid, in accordance with procedures established by the Committee. The death benefit will be paid to the beneficiary in a single lump sum payment unless the beneficiary elects, at least six months prior to the date the benefit is scheduled to be paid, to receive the death benefit in any other actuarially equivalent form permitted under Section 7 except a joint and survivor annuity. Notwithstanding the foregoing, if the Committee determines that the beneficiary has an immediate and heavy financial need, the Committee, in its discretion, may waive the foregoing election periods and may also permit the beneficiary to receive the death benefit prior to the time the Participant would have attained age 55.

          9. Funding of Benefits. (a) The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of the Company or any subsidiary of the





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Company that employed the Participant, and nothing contained in the Plan will require the Company or any subsidiary of the Company to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of the Company to make payments under the Plan. Any funds of the Company or any subsidiary of the Company available to pay benefits under the Plan will be subject to the claims of general creditors of the Company or such subsidiary and may be used for any purpose by the Company or such subsidiary.

                 (b) If the Supplemental Retirement Benefit payable to a Participant is attributable to periods of employment with the Company and/or one or more subsidiaries of the Company, the Committee may allocate liability for the payment of the benefit among the Company and one or more subsidiaries in any manner the Committee, in its sole discretion, determines to be appropriate.

                 (c) Notwithstanding the provisions of Section 9(a), the Company may, at the direction, and in the absolute discretion, of the Committee, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of the Company and the subsidiaries of the Company, and no Participant will at any time have a prior claim to such assets. To the extent that Supplemental Retirement Benefits are paid from any such trust, the Company and each subsidiary of the Company will be relieved of all liability for such Supplemental Retirement Benefits.

         10. Administration of the Plan. (a) The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Committee deems desirable to carry the purpose of the Plan, (ii) resolve all questions relating to the eligibility of employees to become Participants, (iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.





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                 (b)      Any action taken or determination made by the
Committee will, except as otherwise provided in Section 11 below, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.

         11. Claims Procedure. (a) If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

                 (b) Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

                 (c) A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and
(iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but





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not later than 120 days after the appeal is received.  The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

         12. Miscellaneous. (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Company or any subsidiary of the Company or will limit or restrict the right of the Company or any subsidiary of the Company to terminate the employment of a Participant at any time with or without cause.

                 (b) Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

                 (c) The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time. Any amendment adopted by the Committee or the Board may reduce prospectively the earnings factor to be applied to a Participant's account established under Section 4. However, no action taken by the Committee or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant's account balance as of the date of such action.

                 (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan





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constitutes an employee pension benefit plan within the meaning of Section 3(2)
of ERISA, which is not so exempt. In addition, in the absolute discretion of the Committee, the benefit of each Participant accrued under such balance of the Plan on the date of termination will be paid immediately to such Participant in a single lump sum cash payment.

                 (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

                 (F) THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.


     Executed at Dallas, Texas, this 28th day of February, 1994.


                                           A. H. BELO CORPORATION



                                           By /s/ MICHAEL D. PERRY





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